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                                                                  EXHIBIT (A)(6)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

-----------------------------------------------------------        -----------------------------------------------------------
                                            GIVE THE                                                      GIVE THE EMPLOYER
                                        SOCIAL SECURITY                                                    IDENTIFICATION
     FOR THIS TYPE OF ACCOUNT:            NUMBER OF--                   FOR THIS TYPE OF ACCOUNT:            NUMBER OF--
-----------------------------------------------------------        -----------------------------------------------------------
 1.  An individual's account.        The individual                 9.  A valid trust, estate or        The legal entity (Do
                                                                        pension trust                   not furnish the
 2.  Two or more individuals (joint  The actual owner of                                                identifying number of
     account)                        the account or, if                                                 the personal
                                     combined funds, the                                                representative or
                                     first individual on                                                trustee unless the
                                     the account(1)                                                     legal entity itself is
                                                                                                        not designated in the
 3.  Husband and wife (joint         The actual owner of                                                account title.)(5)
     account)                        the account or, if
                                     joint funds, the first
                                     individual on the             10.  Corporate account               The corporation
                                     account(1)

 4.  Custodian account of a minor    The minor(2)                  11.  Religious, charitable or        The organization
     (Uniform Gift to Minors Act)                                       educational organization
                                                                        account
 5.  Adult and minor (joint          The adult, or if the
     account)                        minor is the only
                                     contributor, the              12.  Partnership account held in     The partnership
                                     minor(1)                           the name of the business

 6.  Account in the name of          The ward, minor or
     guardian or committee for a     incompetent person(3)         13.  Association, club, or other     The organization
     designated ward, minor or                                          tax-exempt organization
     incompetent person
                                                                   14.  A broker or registered nominee  The broker or nominee
 7.  a. A revocable savings trust    The grantor-
       account (in which grantor is  trustee(1)                    15.  Account with the Department of  The public entity
       also trustee)                                                    Agriculture in the name of a
     b. Any "trust" account that is  The actual owner(1)                public entity (such as a State
       not a legal or valid trust                                       or local governmental school
       under State law                                                  district or prison) that
                                                                        receives agricultural program
 8.  Sole proprietorship account     The owner(4)                       payments
-----------------------------------------------------------        -----------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner.
(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.
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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER

     If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Card, or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), or Form W-7 for Individual Taxpayer Identification Number (for alien individuals required to file U.S. tax returns), at an office of the Social Security Administration or the Internal Revenue Service.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

     Payees specifically exempted from backup withholding on all payments include the following:

     - A corporation.

     - A financial institution.

     - An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under section 403(b)(7).

     - The United States or any agency or instrumentality thereof.

     - A State, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.

     - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

     - An international organization or any agency or instrumentality thereof.

     - A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

     - A real estate investment trust.

     - A common trust fund operated by a bank under section 584(a)

     - An entity registered at all times during the tax year under the Investment Company Act of 1940.

     - A foreign central bank of issue.

     Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

     - Payments to nonresident aliens subject to withholding under section 1441.

     - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident alien partner.

     - Payments of patronage dividends where the amount received is not paid in money.

     - Payments made by certain foreign organizations.

     - Payments made to a nominee.

     - Payments of interest not generally subject to backup withholding include the following:

     - Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

     - Payments of tax-exempt interest (including exempt-interest dividends under section 852).

     - Payments described in section 6049(b)(5) to nonresident aliens.

     - Payments on tax-free covenant bonds under section 1451.

     - Payments made by certain foreign organizations.
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     - Payments made to a nominee.

     Exempt payees described above should file a Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

     Certain payments other than interest, dividends and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

     PRIVACY ACT NOTICE -- Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

     (1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

     (2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

     (3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment. FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.